UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2023

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36533	90-0772394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
4720 East Cotton Gin Loop, Suite 220,
Phoenix, Arizona
85040
(Address of principal executive office) (Zip Code)
(905) 812-0023
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2023, Gerald Gradwell notified the Board of Directors (the “Board”) of MedAvail Holdings, Inc. (the “Company”) that, effective May 1, 2023, Mr. Gradwell was resigning from the Board as well as from the Board’s audit committee (the “Audit Committee”) and the nominating and corporate governance committee (the “Nominating Committee”).

Mr. Gradwell’s resignation is not the result of any disagreement with the Company or its Board on any matter relating to the Company’s operations, policies, or practices.

Appointment to Audit Committee

On April 14, 2023, the Board appointed Laurie McGraw as a member of the Audit Committee to replace Mr. Gradwell, effective as of May 1, 2023. Following such appointment, the Audit Committee shall be comprised of the following members: Michael Kramer (Chair), Paul Johnson and Laurie McGraw. All of the directors on the Audit Committee are independent within the meaning of the listing standards of The NASDAQ Stock Market.

Appointment to Nominating Committee

On April 14, 2023, the Board appointed Dr. Glen Stettin as a member of the Nominating Committee to replace Mr. Gradwell and appointed Paul Johnson as chair of the Nominating Committee, each effective as of May 1, 2023. Following such appointments, the Nominating Committee is comprised of the following members: Paul Johnson (Chair) and Dr. Glen Stettin.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

Date: February 17, 2023	By:	/s/ Ramona Seabaugh
Ramona Seabaugh Chief Financial Officer